UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Teligent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing party:

4)	Date Filed:

TELIGENT, INC.

105 lincoln avenue, po box 687

buena, new jersey 08310

SUPPLEMENT DATED JULY 9, 2020

TO THE PROXY STATEMENT DATED JUNE 10, 2020

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 15, 2020

On June 10, 2020, Teligent, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders to be held on July 15, 2020 (the “Annual Meeting”).

The Company is providing this supplement solely to correct an inadvertent error in the Proxy Statement.  In the description of Proposal 2 under the heading “What Vote is Required to Approve Each Proposal and How are Votes Counted?”, which appears on page 9 of the Proxy Statement, the Company disclosed that “The affirmative vote of the holders of a majority of the total votes cast in person via attendance at the virtual annual meeting or by proxy at the annual meeting is required to approve the amendment to the Teligent, Inc. 2016 Equity Incentive Plan to increase the aggregate number of shares available to be granted thereunder from 400,000 to 4,400,000. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will have the same effect as a vote against this proposal.”

The above disclosure incorrectly stated the vote required to approve Proposal 2, which was correctly stated on page 40 of the Proxy Statement.  In order to correct the error discussed above, the text below replaces, in its entirety, the description of Proposal 2 under the heading “What Vote is Required to Approve Each Proposal and How are Votes Counted?” on page 5 of the Proxy Statement:

“The affirmative vote of the holders of a majority of the total votes cast in person via attendance at the virtual annual meeting or by proxy at the annual meeting is required to approve the amendment to the Teligent, Inc. 2016 Equity Incentive Plan to increase the aggregate number of shares available to be granted thereunder from 400,000 to 4,400,000. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.  If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.